UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2010
ING USA Annuity and Life Insurance Company

(Exact name of registrant as specified in its charter)
IOWA
(State of Incorporation)
333-133076, 333-133152, 333-133153,
333-133154, 333-133155, 333-158928
(Commission File Numbers)
#41-0991508
(IRS Employer Identification Number)
1475 Dunwoody Drive, West Chester, PA 19380-1478
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	610-425-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This filing is made in accordance with Item No. 1.01 of Section 1 of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2010 ING USA Annuity and Life Insurance Company (the “Company”) and
Directed Services LLC (“DSL”), an affiliate, entered into an Intercompany Agreement (the
“Agreement”) by which DSL has agreed, effective January 1, 2010, to pay the Company, on a monthly basis, a portion of the revenues DSL earns as investment adviser to certain U.S.
registered investment companies (the “Funds”) that are investment options under variable life insurance and annuities offered by the Company. The amount to be paid by DSL to the Company each month under the Agreement will be derived by applying certain annual percentage rates against the average net assets invested in the Funds by the Company during the prior calendar month (the “Intercompany Payments”). The Intercompany Agreement provides that the term of the Intercompany Agreement shall continue unless termination is mutually agreed to by the parties or a Change in Control (as defined in the Agreement) of one party to the Agreement occurs and the other party to the Agreement has not consented to the continuation of the
Agreement notwithstanding the Change in Control. For purposes of the Agreement, “Change in
Control” means the occurrence of any one or more of the following: (i) the transfer of control of the party to another entity; or (ii) the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the party; provided however, that the occurrence of an event described in clauses (i) or (ii) above shall not constitute a Change in Control if either (a) the entity that acquires control of a party was already an Affiliate of the party prior to the event, or (b) the parties remain Affiliates of one another immediately following the Change in Control. For purposes of this Agreement, “Affiliate” means, with respect to a party, an entity that controls, is under common control, or is controlled by, such party.

The Company, a life insurance company domiciled in the State of Iowa, is an affiliate of DSL.
DSL is a Delaware limited liability company, registered as a broker-dealer under the Securities
Exchange Act of 1934 and as an investment adviser under the Investment Advisers Act of 1940.
DSL serves as the investment adviser of the Funds. The Company and DSL are indirect wholly-
owned subsidiaries of ING Groep N.V.

This filing is made in accordance with Item No. 1.02 of Section 1 of Form 8-K:

Item 1.02	Termination of Material Definitive Agreement

On December 22, 2010 the Company and DSL entered into an agreement to terminate as of
January 1, 2010, a service agreement, effective January 1, 1994, as amended by a first amendment, effective March 7, 1995 and a second amendment, effective July 31, 2007, by which
DSL provides the Company certain sales and marketing services and the Company provides certain managerial and supervisory services to DSL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this 22nd day of December, 2010 on its behalf by the undersigned hereunto duly authorized.

ING USA Annuity and Life Insurance Company
(Registrant)

/s/Megan Huddleston
Megan Huddleston
Assistant Secretary